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EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                          PD-RX PHARMACEUTICALS, INC.


              TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:


         The undersigned incorporator, whose name and address is shown below, being a person legally competent to enter into contracts, under the provisions of the Oklahoma General Corporation Act, does hereby adopt the following Certificate of Incorporation:

                                    ARTICLE I

NAME

         The name of this Corporation is:   PD-Rx Pharmaceuticals, Inc.

                                   ARTICLE II

REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Oklahoma is 6000 N.W. 2nd, Suite 800, Oklahoma City, Oklahoma County, Oklahoma 73127, and the name of the registered agent of the Corporation at such address is Dr. Robert D. Holsey, D.O.

                                   ARTICLE III

DURATION

         The duration of the Corporation is perpetual.

                                   ARTICLE IV

PURPOSES

         The objectives and purposes for which the Corporation is organized are for any lawful act or activity for which a corporation may be organized under the general corporation law of the State of Oklahoma, now or hereafter in effect, and to do any of such things as fully and to the same extent as natural persons might or could do.

                                    ARTICLE V


INCORPORATOR
    The name and address of the Incorporator is Dr. Robert D. Holsey, 6000 NW 2nd, Suite 800, Oklahoma City, Oklahoma 73127.

                                   ARTICLE VI

AUTHORIZED CAPITAL

         The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 13,000,000 , which shall consist of
(1) 10,000,000 shares of preferred stock, par value $.10 per share

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("Preferred Stock"); and (ii) 3,000,000 shares of common stock, par value
$.01 par value ("Common Stock").

         The following is a statement of the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the classes of stock of the Corporation, and of the authority with respect thereto expressly granted to the Board of Directors of the Corporation:

A.       PREFERRED STOCK.

         The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issuance of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series, and in such amount as may be determined by the Board of Directors in such resolution or resolutions. Each such series shall have such powers, designations, preferences and relative, participating, optional or other rights, if any, and such qualifications, limitations or restrictions thereof, if any (collectively, the "Class Terms"), as are stated and expressed in a resolution or resolutions providing for the creation of such series, or the revision of the Class Terms of such series, adopted by the Board of Directors. The powers of the Board of Directors with respect to the Class Terms of a particular series shall include, but not be limited to determination of the following:

         (1) the number of shares constituting that series and the distinctive designation of that series or any increase or decrease (but not below the number of shares thereof then outstanding) in such number;

         (2) the dividend rate on the shares of that series, if any, whether such dividends shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (3) whether that series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms and conditions of such voting rights;

         (4) whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or shares of any other series of any class of stock, and, if so, the terms and conditions of such conversion privileges, including the conversion price or rate and the method, if any, of adjusting such conversion price or rate upon occurrence of such events as the Board of Directors shall determine;

         (5) whether shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority of redemption, if any, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices and the redemption price per share, which price may vary under different conditions and at different redemption dates;

         (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

         (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (8) the conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking PARI PASSU therewith or prior thereto with respect to dividends or distributions of assets upon liquidation;

         (9) the conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or payment or distributions of assets upon liquidation, dissolution or winding up of the affairs of the Corporation; and

         (10) any other designations, powers, preferences and rights, including without limitation, any qualifications, limitations or restrictions thereof.

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Any of the Class Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside this Certificate of Incorporation and the resolution or resolutions designating that series of Preferred Stock, provided that the manner in which such facts shall operate upon such Class Terms is clearly and expressly set forth in this Certificate of Incorporation or in the resolution or resolutions designating that series of Preferred Stock.

         Subject to the provisions of this Article VI, shares of one or more series of Preferred Stock may be authorized or issued from time to time as shall be determined by and for such consideration as shall be fixed by the Board of Directors or a designated committee thereof, in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Except as fixed by the Board of Directors in a resolution or resolutions designating any series of Preferred Stock, all shares of Preferred Stock shall be of equal rank and shall be identical in all respects. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be identical in all respects, except that shares of any one series issued at different times may differ as to the date from which dividends thereon shall accumulate.

         Except as expressly set forth herein or in the resolution or resolutions of the Board of Directors designating any series of Preferred Stock, the holders of shares of any series of Preferred Stock shall have no other rights other than those provided by applicable law.

B.       COMMON STOCK.

         (1) The Common Stock may be issued by the Corporation from time to time for such consideration and upon such terms as may be fixed from time to time by the Board of Directors and as may be permitted by law, without action by any stockholders. Each share of Common Stock shall have the same powers and rights, shall rank PARI PASSU and share equally, share for share, in any dividends or other distributions thereon and shall be identical in all respects.

         (2) Subject to any voting rights (inclusive or exclusive) which may vest in holders of Preferred Stock under the provision of any series of Preferred Stock fixed by the Board of Directors pursuant to the authority herein provided (whether now existing or hereafter created), each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation on all matters submitted to a vote of the stockholders of the Corporation (except that in the election of directors he shall have the right to vote such number of shares for as many persons as there are directors to be elected). At any meeting of stockholders at which the holders of such capital stock are entitled to vote on any such transaction, the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of all such stock present in person or represented by proxy and entitled to vote shall be required to approve such transaction and a majority of the shares entitled to vote as such meeting, represented in person or by proxy, shall constitute a quorum.

         (3) No stockholder of the Corporation shall have any preemptive or other right to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock or for script, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges, subject to rights (inclusive or exclusive) which may vest in holders of Preferred Stock under the provision of any series of Preferred Stock fixed by the Board of Directors pursuant to the authority herein provided (whether now existing or hereafter created).

         (4) The Board of Directors may from time to time distribute to the stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained in Oklahoma law. The holders of Common Stock shall be entitled to dividends only if, when and as the same shall be declared by the Board of Directors and my be permitted by Oklahoma law.

                                   ARTICLE VII

BOARD OF DIRECTORS

         The number of directors of this Corporation shall be as specified in the Bylaws, and such number may

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from time to time be increased or decreased under the Bylaws or any amendment, or change thereof, upon resolution of the Board of Directors.

         The names and mailing addresses of the persons who are to serve as initial Directors of the Corporation until the first annual meeting of the Stockholders or until their successors are elected and qualify are as follows:


         NAME                                        ADDRESS

         Robert D. Holsey, D.O.                      Rt. 1, Box 145
                                                     Gracement, OK  73042

         David Dare, Vice Chairman                   Rt. 1, Box 142A
                                                     Gracement, OK 73042

         Vicki Carpenter Clingenpeel                 4625 NW 33rd Terrace
                                                     Oklahoma City, OK   73122

         Carl Ennis                                  711 Stanton L. Young Blvd., Suite 101
                                                     Oklahoma City, OK  73104

         Bryce O. Bliss, M.D.                        3105N.W. 63rd
                                                     Oklahoma City, OK  73116


                                  ARTICLE VIII

BYLAWS

         The Bylaws for the governing of this Corporation may be adopted, amended, altered, repealed, or readopted by the Board of Directors at any stated or special meeting of such Board. The powers of such Directors in this regard shall at all times be subject to the rights of the Stockholders to alter or repeal such Bylaws at any annual meeting of Stockholders.

                                   ARTICLE IX

REGULATION OF DIRECTORS AND STOCKHOLDERS

         The following provisions are hereby adopted for the purpose of defining, and regulating the powers of the Corporation and of the Directors and Stockholders.

         (1) The Board of Directors of the Corporation is hereby empowered to withdraw to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

         (2) The Board of Directors shall have power, if authorized by the Bylaws, to designate by resolution or resolutions adopted by a majority of the whole Board of Directors, one or more committees, each committee to consist of two or more of the Directors of the corporation, which, to the extent provided in said resolutions or in the Bylaws of the Corporation and permitted by the Oklahoma General Corporation Act, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all instruments and documents which may require it.

         (3) The Board of Directors shall have power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes; and, subject to the Oklahoma General Corporation Act, to authorize the creation, issue, assumption or guaranty of bonds, notes or other evidences of indebtedness for moneys so borrowed, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of,

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the whole or any part of the properties, assets and goodwill of the
Corporation then owned or thereafter acquired.

         (4) No contract or other transaction of the Corporation with any other person, firm or corporation or in which the Corporation is interested, shall be affected or invalidated by: (i) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director of or officer of another corporation; or (ii) the fact that any director of officer, individually or jointly with others, may be a party to or may be interested in any such contract or transaction. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

         (5) The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such share, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person including but without limiting the generality hereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or the person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. The purchaser, assignee or transferee or any of the shares of the Corporation shall not be entitled: to receive the shares of the Corporation shall not be entitled; to receive notice of the meetings of the shareholders; to vote as such meeting; to examine a list of shareholders; to be paid dividends or other sums payable to shareholder; or to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation until such purchaser, assignee, or transferee has become the registered holder of such shares.

         The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other section of the Certificate of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the Laws of the State of Oklahoma now or hereafter in force, as the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

                                    ARTICLE X

INDEMNIFICATION

         Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding; provided, however, that the Corporation shall not indemnify any such person in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct, or to have not acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article X. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article X shall not be deemed exclusive of any other rights which may be provided now or in the future under any provisions currently in effect or hereafter adopted by the Bylaws, by any agreement, by vote of Stockholders, by resolution of disinterested directors, by provision of law, or otherwise.


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                                   ARTICLE XI

EXCULPATORY PROVISIONS

         No Director of the Corporation shall be liable to the Corporation or any of its Stockholders for monetary damages for breach of fiduciary duty as a Director, provided that this provision does not eliminate the liability of the Director (i) for any breach of the Director's duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 1053 of the Oklahoma General Corporation Act, or (iv) for any transaction from which the Director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a Director of the Corporation while this Article XI is in effect shall be deemed to be doing so in reliance on the provisions of this Article XI, and neither the amendment or repeal of this Article XI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article XI, shall apply to or have any effect on the liability or alleged liability of any Director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such Director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article XI are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of Directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of Stockholders or disinterested Directors, or otherwise.

         If the Oklahoma General Corporation Act is amended to further limit or eliminate liability of this Corporation's Directors for breach of fiduciary duty, then a Director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the Oklahoma General Corporation Act as so amended. If the Oklahoma General Corporation Act is amended to increase or expand liability of the Corporation's Directors for breach of fiduciary duty, no such amendment shall apply to or have any effect on the liability or alleged liability of any Director of this Corporation for or with respect to any acts or omissions of such Director occurring prior to the time of such amendment or otherwise adversely affect any right or protection of a Director of this Corporation existing at the time of such amendment.

                                   ARTICLE XII

COMPROMISE OR ARRANGEMENT BY
CORPORATION WITH CREDITORS OR STOCKHOLDERS

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.



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         IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this 19th day of January, 1995 and I acknowledge the same to be my act.

                                                  /S/ROBERT D. HOLSEY
                                                  ------------------------------
                                                  Dr. Robert D. Holsey
                                                  6000 NW 2nd, Suite 800
                                                  Oklahoma City, Oklahoma  73127

STATE OF OKLAHOMA        )
                         )         SS:
COUNTY OF OKLAHOMA       )

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, personally appeared the foregoing incorporator to me known to be the identical person who executed the foregoing Certificate of Incorporation, and acknowledged to me that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth, on this 19th day of January, 1995.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.

                                          -------------------------------------
                                          Notary Public



(SEAL)

Notary Public
My Commission Expires:
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